FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT



        THIS FIRST AMENDMENT (this "Amendment") is made as of the 14th day of February, 1999, by and between CHARLES D. FRAZER ("Executive") and JOS. A. BANK CLOTHIERS, INC. ("Employer") to that certain Employment Agreement, dated as of September 19, 1997 (the "Employment Agreement").

        FOR GOOD AND VALUATION CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Executive and Employer, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement by increasing Executive's Base Salary (as set forth in Section 4.1 of the Employment Agreement) to $150,000.00.

        Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                      /s/ Charles D. Frazer
                                      -------------------------------
                                      CHARLES D. FRAZER



                                      JOS. A. BANK CLOTHIERS, INC.


                                      By: /s/ Timothy F. Finley
                                         ----------------------------------
                                      Name: Timothy F. Finley
                                      Title: Chairman & CEO